UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2010

Capital Growth Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-30831	65-0953505
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 S. Wacker, Suite 1650, Chicago, Illinois 60606

(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

On July 23, 2010, Capital Growth Systems, Inc. (CGSY.OB) (the “Company”) announced that today it, together with the following wholly owned subsidiaries: Global Capacity Direct, LLC, Global Capacity Group, Inc., CentrePath, Inc., FNS 2007, Inc., 20/20 Technologies, Inc., 20/20 Technologies I, LLC, Global Capacity Holdco, LLC, and Nexvu Technologies, LLC (each a “Debtor” and collectively with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware.  The Debtors remain in possession of their assets and properties, and continue to operate their businesses and seek to petition for debtors in possession financing to be provided by a consortium of lenders including Downtown Capital Partners and a group of  certain of the current holders of secured convertible debentures of the Company.  The financing will be sought to enable the Debtors to continue to operate their business in the ordinary course pending a proposed reorganization of the Debtors’ businesses.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release Issued July 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23,  2010

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/George A. King
George A. King
President